EXHIBIT 5.1

FRANK J. HARITON, ATTORNEY AT LAW

1065 Dobbs Ferry Road, White Plains, New York 10607

TEL (914) 674-4373

FAX (914) 693-2963

September 5, 2011

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Organic Plant Health, Inc. – Registration Statement on Form S-1

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Gentlemen:

I have been requested by Organic Plant Health, Inc., a Nevada corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 10,456,375 shares of the Company's common stock, offered on behalf of certain selling stockholders named therein and the 10,000,000 shares of the Company’s common stock being offered by the Company. (Such 20,456,375 shares are collectively hereinafter referred to as the “Shares”.)

In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws (each as amended to date), copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the Shares offered by the selling stockholders named in the Registration Statement have been legally issued and are fully paid and non-assessable issued and outstanding shares of the Company’s common stock.

Based upon and subject to the foregoing, I am of the opinion that the Shares offered by the Company in the manner described in the Registration Statement will, upon issuance after payment of the consideration therefore be legally issued and are fully paid and non-assessable issued and outstanding shares of the Company’s common stock

I render no opinion as to the laws of any jurisdiction other than the States of New York and Nevada. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement. I confirm that, as of the date hereof, I own 75,000 shares of the Company’s common stock and no other securities of the Company.

Very truly yours,

/s/ FRANK J. HARITON

Frank J. Hariton